Exhibit 99.1

P.O. Box 110     ■     Route 5     ■     South Deerfield     ■     MA     ■    01373-0110

FOR IMMEDIATE RELEASE

	Contact:	Greg Hunt
(413) 665-8306

YANKEE CANDLE APPOINTS FRANK P. BIFULCO, JR.
TO BOARD OF DIRECTORS

South Deerfield, Mass – February 29, 2012 – The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that Frank P. Bifulco, Jr. has been appointed to the Company’s Board of Directors.

“We are extremely pleased to welcome Frank to our Board” said Harlan Kent, Yankee Candle’s Chief Executive Officer.  “Frank brings to us a wealth of marketing expertise and executive leadership experience with several leading branded global companies in both the consumer package goods and retail sectors.  His experience as a marketing and strategic leader with companies such as Home Depot, Coca-Cola, and Timberland, together with his executive and sales experience with Hasbro and his brand management experience with Proctor & Gamble, make him perfectly suited to work with Yankee Candle as we continue to build and leverage the Yankee Candle brand that has helped to make us America’s best loved candle.  We look forward to working with Frank and the rest of our Board as we continue to optimize our marketing, consumer insights, segmentation and merchandising strategies and initiatives.”

Mr. Bifulco most recently served as Senior Vice President and Chief Marketing Officer of The Home Depot from 2008-2011.  Before joining Home Depot, Mr. Bifulco held several senior executive positions of increasing responsibility with Hasbro, Inc. from 2003-2007, including President, Hasbro Sales North America from 2006-2007.  Prior to Hasbro, Mr. Bifulco served as Senior Vice President and Chief Marketing Officer of Timberland, Inc. from 2001-2003 and Senior Vice President, Marketing, Coca-Cola North America from 1994-2000.

“I am very excited to be joining the Board of an industry-leading company such as Yankee Candle,” said Mr. Bifulco.  “It is a wonderful brand and I look forward to working with management, Madison Dearborn Partners and my colleagues on the Board to continue the Company’s successful growth and to further build upon Yankee’s already strong market-leading position.”

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 42-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 28,800 store locations, a growing base of Company owned and operated retail stores (552 Yankee Candle Stores located in 46 states and 1 province in Canada as of December 31, 2011), direct mail catalogs, and its Internet website (www.yankeecandle.com).  Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 5,700 store locations and distributors covering a combined 49 countries.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2011 and any quarter thereof, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of the ongoing economic situation and any continued deterioration in consumer confidence or spending; the risk that the substantial indebtedness incurred in connection with the Merger and the Senior PIK Notes, together with any other indebtedness incurred, might restrict our ability to operate our business and pursue certain business strategies or otherwise adversely affect our financial condition; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the risk that YCC Holdings LLC has no independent operations and is dependent upon cash flow generated by Yankee Candle and its subsidiaries to pay the interest and indebtedness under the Senior PIK Notes; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on the price of our notes of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies or continued inflation in wax and transportation costs; the interests of our controlling equity holders may differ from those of noteholders; and other factors described or contained in the Company’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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